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Exhibit 23.4

Consent of Nominee for Director
of Golden Energy Marine Corp.

        I hereby consent to the reference to me under the caption "Management" in the registration statement on Form F-1 and related prospectus as shall be held with the U.S. Securities and Exchange Commission and any and all amendments thereto, of Golden Energy Marine Corp.

/s/ GEORGE ELLIOTT
Name: George Elliott Date: April 15, 2005

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  Exhibit 23.4
Consent of Nominee for Director of Golden Energy Marine Corp.